UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 8, 2015

FBEC WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-52297	47-3855542
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Central Ave., Cheyenne, WY 82001

(Address of principal executive offices)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 8, 2015, MaloneBailey, LLP (“MB”) informed FBEC Worldwide, Inc., (the “Company”) that it is resigning as independent accountants to the Company. The auditor report by MB in the financial statements of the Company for the year ended December 31, 2014 did not contain an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, other than as related to the Company’s ability to continue as a going concern. The resignation of MB was accepted by the Company’s Board of Directors on December 8, 2015. There had been no disagreements with MB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure from engagement of MB on January 14, 2015 through December 8, 2015.

On December 12, 2015, the Company engaged Pinaki & Associates LLC as its new independent accountant to provide auditing services going forward. Prior to retaining Pinaki & Associates LLC, the Company did not consult with Pinaki & Associates LLC regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was the subject of a "disagreement" or a "reportable event" (as those terms are defined in Item 304 of Regulation S-K). The decision to hire Pinaki & Associates LLC was approved by the Company’s Board of Directors.

On December 11, 2015, the Company provided MB with its disclosures in the Current Report on Form 8-K disclosing the resignation of MB and requested in writing that MB furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. MB' response is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1 Letter regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 14, 2015

FBEC Worldwide, Inc.

/S/ Jason Spatafora

By: Jason Spatafora

Title: Chief Executive Officer